UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 30, 2005

(Date of Report - Date of earliest event reported)

THE GSI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-43089	37-0856587
(Commission File Number)	(IRS Employer Identification No.)

1004 E. ILLINOIS STREET
ASSUMPTION, ILLINOIS	62510
(Address of Principal Executive Offices)	(Zip Code)

(217) 226-4421
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)                                 See item (c) below.

(c)                                  Effective August 30, 2005, The GSI Group, Inc. (“GSI”) appointed Richard M. Christman, age 55, as its Chief Executive Officer.  Prior to joining GSI, Mr. Christman spent more than 30 years at Case Corporation and its successor company CNH, a global leader in construction and agricultural equipment.  His recent leadership positions there include serving as president of multi-billion dollar operating units.  Since February, 2005, Mr. Christman served as Chief Commercial Governance and Supply Chain Officer of CNH Global.  From January 2003 through February, 2005, Mr. Christman served as President of CNH Global’s Agricultural North America and Australia New Zealand Region.  From July 2000 through January 2003 he was President of CNH Global’s Case IH Agricultural Business.  He also served on the Board of Directors of the Association of Equipment Manufacturers.  Prior to Mr. Christman’s appointment as GSI’s Chief Executive Officer, he had no relationships with the Company.  Mr. Christman holds a bachelor’s degree in mechanical engineering from Rose Hulman Institute of Technology and an MBA from the University of Michigan.

Mr. Christman replaces William Branch who joined the firm as Chairman and interim CEO in May, when GSI was acquired by Charlesbank Capital Partners, a Boston-based private equity firm.  Mr. Branch continues to serve as GSI’s Chairman.

A copy of the press release announcing the appointment of Mr. Christman as Chief Executive Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release, dated August 30, 2005, announcing the appointment of Mr. Christman as Chief Executive Officer of The GSI Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GSI GROUP, INC.

	By:	/s/ RANDALL PAULFUS
Name: Randall Paulfus
Title: Interim Chief Financial Officer

Date: September 2, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated August 30, 2005, announcing the appointment of Mr. Christman as Chief Executive Officer of The GSI Group, Inc.